UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2015

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD

The Compensation Committee of the Board of Directors of Sunshine Bancorp, Inc. (the “Company”) has approved restricted stock and stock option grants to employees, officers and directors of the Company, pursuant to the Sunshine Bancorp, Inc. 2015 Equity Incentive Plan (the “Plan”). The Plan was approved previously by the Company’s stockholders. An aggregate of 383,758 stock options and 169,248 shares of restricted stock were granted. Generally the grants vest over a five year period with the first 20% of each grant vesting immediately.

Item 8.01                      Other Events

The Company announced that on October 28, 2015, the Office of the Comptroller of the Currency approved the previously announced acquisition by Sunshine Bank of certain assets and the assumption of certain liabilities of three First Federal Bank of Florida branches in Sarasota and Bradenton, Florida. Sunshine Bank will operate two of the branches as Sunshine Bank branches. Sunshine Bank expects to complete the transaction on November 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE BANCORP, INC.

DATE: November 2, 2015	By:	/s/ John D. Finley John D. Finley, Executive Vice President and Chief Financial Officer